SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 17, 2009

Date of Report (Date of earliest event reported)

Endurance Specialty Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-31599	98-032908
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda

(Address of principal executive offices, including zip code)

(441) 278-0440

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
          (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
          (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

On August 13, 2009, Endurance Specialty Holdings Ltd., a Bermuda company (the “Company”), entered into an amendment to its employment agreement with Kenneth J. LeStrange. A copy of the amendment to the employment agreement (the “Employment Agreement Amendment”) is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The sole purpose of the Employment Agreement Amendment was to extend the initial term of Mr. LeStrange’s employment agreement from December 22, 2009 to July 1, 2010. Mr. LeStrange’s employment agreement automatically renews for successive one year terms after July 1, 2010, unless either Mr. LeStrange or the Company gives 90 days’ prior written notice of the non-renewal of Mr. LeStrange’s employment agreement.

The foregoing summary of the Employment Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement Amendment attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1	Amendment No. 2 to Amended and Restated Employment Agreement, dated August 13, 2009, between Endurance Specialty Holdings Ltd. and Kenneth J. LeStrange

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 17, 2009

By:	/s/ John V. Del Col

Name:     John V. Del Col

Title:	General Counsel & Secretary

Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 2 to Amended and Restated Employment Agreement, dated August 13, 2009, between Endurance Specialty Holdings Ltd. and Kenneth J. LeStrange